Exhibit 99.1

30 October 2025

Flutter Entertainment plc

BLOCK LISTING SIX MONTHLY RETURN

Name of applicant:		FLUTTER ENTERTAINMENT PLC

Name of schemes:

(i) Flutter Entertainment plc Sharesave Scheme;

(ii)  Flutter Entertainment plc 2015 Deferred Share Incentive plan;

(iii)  Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan;

(iv) Flutter Entertainment plc Restricted share Plan;

(v)   Flutter Entertainment plc 2015 Medium Term Incentive Plan;

(vi) Flutter Entertainment plc 2015 Long Term Incentive Plan;

(vii) The Stars Group Inc. Equity Incentive Plan;

(viii)Flutter Entertainment plc 2024 Management Equity Award Plan;

(ix) Flutter Entertainment plc 2023 Long Term Incentive Plan; and

(x)   Flutter Entertainment plc Restricted share Plan 2022 supplementary Restricted Share plan.

Period of return:	From:	12/04/2025	To:	11/10/2025

Balance of unallotted securities under scheme(s) from previous return:		3,103,937 ordinary shares of Eur 0.09 each

Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		1,505,000 ordinary shares of Eur 0.09 each

Less: Number of securities issued/allotted under scheme(s) during period:

(i) Flutter Entertainment plc Sharesave Plan

    22,579 ordinary shares of Eur 0.09 each

(ii)  Flutter Entertainment plc 2015 Deferred Share Incentive plan

    31,475 ordinary shares of Eur 0.09 each

(iii)  Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan

    30,775 ordinary shares of Eur 0.09 each

(iv) Flutter Entertainment plc Restricted share Plan

    381,312 ordinary shares of Eur 0.09 each

(v)   Flutter Entertainment plc 2015 Medium Term Incentive Plan

    519 ordinary shares of Eur 0.09 each

(vi) Flutter Entertainment plc 2015 Long Term Incentive Plan

    49,773 ordinary shares of Eur 0.09 each

(vii) The Stars Group Inc. Equity Incentive Plan

    494 ordinary shares of Eur 0.09 each

(viii)Flutter Entertainment plc 2024 Management Equity Award Plan

    121,770 ordinary shares of Eur 0.09 each

Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,970,240 ordinary shares of Eur 0.09 each

Name of contact:	Fiona Gildea, Deputy Company Secretary

Telephone number of contact:	+35317790022

The block listing was approved in respect of an aggregate number of shares required to satisfy ongoing obligations of Flutter Entertainment plc (the “Company”) across ten schemes and, in line with market practice, the Company will provide aggregate balance figures in its ‘Block Listing Six Monthly Return’ going forward. The “balance of unallotted securities under scheme(s) from previous return” figure above is the aggregate of the separate “balance under scheme(s) not yet issued/allotted at end of period” figures provided in respect of each scheme in the Company’s ‘Block Listing Six Monthly Return’ for the period 12 October 2024 to 11 April 2025 published on 9 May 2025.